                                                             EXHIBIT 10.12(ii)

                                EMPLOYMENT AGREEMENT
                                    AMENDMENT A


     THIS EMPLOYMENT AGREEMENT AMENDMENT A ("Amendment") is made and entered into, effective as of May 14, 1999, by and between Jeremiah J. Fleming ("Employee") and Interactive Intelligence, Inc. ("Company"), an Indiana Corporation.

     WHEREAS, the Company and Employee have entered into an Employment Agreement, and this Amendment is to be executed as a part of that Employment Agreement;

     NOW, THEREFORE, pursuant to Section 14. Effect and Modification of that Employment Agreement, the following modifications or amendments are in effect.

     SECTION 5. TERMINATION AND SEVERANCE PAYMENTS.

     (b) After the word "salary" in two places, add the words ",bonus and commission". After the language, "the Company further agrees to pay the Employee as severance pay" add the phrase "and as further consideration for Covenant Not to Compete provisions and Covenant Not to Disclose Confidential Information provisions in Sections 7 and 8". Change "one (1) month" to "twelve (12) months" in the last sentence of this subsection.
     (c) add new subsection (c) to read, "In the event of change of control, severance payments as described in subsection (b) above would also be in effect if the new controlling party made a reduction in targeted compensation of greater than 5%, demotes Employee in a fashion that would materially reduce Employee's professional stature, assigns Employee duties materially inconsistent with the status of Employee's position within the Company, requires Employee to relocate more than 50 miles from Employee's present residence, or makes any requirement for employee to travel on a regular basis a greater number of days per month or greater number of consecutive days than is consistent with past practice. Further, in the event of a change of control, the last sentence of Section 4 is deleted. Change of control is defined as the acquisition by any individual, entity or group of more than forty percent (40%) or more of either (A) the then outstanding shares of common stock of the Company, or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors.

     SECTION 7. COVENANT NOT TO COMPETE.

     (a) delete "for a period of eighteen (18) months" and insert in lieu thereof "for a period of twelve (12) months"
     (i) delete this entire sentence, "solicit in any manner, seek to obtain, or service the business of any customer of the Company, other than for the Company"
     (iii) for this subsection, competitor means companies, persons or entities in which the Company actually competes for substantially the same business, project or request for proposal.
     (iv) after this sentence, "solicit the employment of or hire any employee of the Company, or encourage any employee to terminate his or her employment with the Company", add the phrase "if the Employee is terminated with cause or voluntarily terminates employment, but may solicit employment of employees if Employee is terminated without cause;"

     EMPLOYMENT AGREEMENT AMENDMENT
     JEREMIAH J. FLEMING
     PAGE 2


     (b) delete this entire subsection that defines "customer". Insert the following sentence, "Employee agrees not to make disparaging remarks regarding the Company."
     (c) change "eighteen (18) months" to "twelve (12) months" in two places in this subsection.

     SECTION 9. REMEDIES.

     (a) delete the last line of this subsection that reads, "The Company shall be entitled to recover from the Employee, reasonable attorney's fees and expenses incurred in any action wherein the Company successfully enforces the provisions of Sections 7 or 8 hereof against the breach or threatened breach of those provisions by the Employee.




     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.


     /s/ Jeremiah J. Fleming
     --------------------------------
     Jeremiah J. Fleming ("Employee")



     Interactive Intelligence, Inc. by:   /s/ Donald E. Brown
                                          --------------------------------
                                          Donald E. Brown, M.D., President